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                                                                     EXHIBIT 4.2








                               STOCK ISSUANCE PLAN

                                       OF

                               MUTUAL SAVINGS BANK
                              MILWAUKEE, WISCONSIN


                        AS ADOPTED ON FEBRUARY 21, 2000,
                      AS AMENDED AND RESTATED MAY 15, 2000
                  AS FURTHER AMENDED AND RESTATED JULY 31, 2000















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                                TABLE OF CONTENTS


ARTICLE I
         DEFINITIONS..............................................................................................6
                  1.1      Acting in Concert......................................................................6
                  1.2      Actual Purchase Price..................................................................6
                  1.3      Associate..............................................................................6
                  1.4      Capital Stock..........................................................................7
                  1.5      Code...................................................................................7
                  1.6      Common Stock...........................................................................7
                  1.7      Community Offering.....................................................................7
                  1.8      Deposit Account........................................................................7
                  1.9      Director...............................................................................7
                  1.10     Effective Date of the Restructuring....................................................7
                  1.11     Eligible Account Holder................................................................7
                  1.12     Eligibility Record Date................................................................7
                  1.13     Employee Plans.........................................................................8
                  1.14     Employee Stock Benefit Plan............................................................8
                  1.15     Estimated Valuation Range..............................................................8
                  1.16     First Northern.........................................................................8
                  1.17     First Northern Merger..................................................................8
                  1.18     First Northern Merger Agreement........................................................8
                  1.19     Insider................................................................................8
                  1.20     Market Maker...........................................................................8
                  1.21     Maximum Purchase Price.................................................................8
                  1.22     Members................................................................................8
                  1.23     MHC....................................................................................9
                  1.24     Minority Stock Issuance Application....................................................9
                  1.25     Minority Stock Offerings...............................................................9
                  1.26     MRPs...................................................................................9
                  1.27     Mutual.................................................................................9
                  1.28     Net Proceeds...........................................................................9
                  1.29     Non-Tax-Qualified Plan.................................................................9
                  1.30     Notice.................................................................................9
                  1.31     Offering Range.........................................................................9
                  1.32     Officer...............................................................................10
                  1.33     Order Forms...........................................................................10
                  1.34     OTS...................................................................................10
                  1.35     OTS's Mutual Holding Company Regulations..............................................10
                  1.36     Other Members.........................................................................10
                  1.37     Person................................................................................10
                  1.38     Plan of Merger........................................................................10


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
                  1.39     Plan of Restructuring.................................................................10
                  1.40     Preferred Other Purchasers............................................................10
                  1.41     Prospectus............................................................................10
                  1.42     Proxy Statement.......................................................................10
                  1.43     Qualifying Deposit....................................................................11
                  1.44     Registration Statement................................................................11
                  1.45     Restructuring.........................................................................11
                  1.46     SEC...................................................................................11
                  1.47     Special Meeting.......................................................................11
                  1.48     Stock Bank............................................................................11
                  1.49     SHC...................................................................................11
                  1.50     Stock Issuance Plan...................................................................11
                  1.51     Stock Offering........................................................................11
                  1.52     Stock Option Plan.....................................................................11
                  1.53     Subscriber............................................................................12
                  1.54     Subscription Offering.................................................................12
                  1.55     Subscription Rights...................................................................12
                  1.56     Subsidiary............................................................................12
                  1.57     Supplemental Eligibility Record Date..................................................12
                  1.58     Supplemental Eligible Account Holder..................................................12
                  1.59     Syndicated Community Offering.........................................................12

ARTICLE II
         THE STOCK OFFERING......................................................................................12
                  2.1      Prospectus Delivery...................................................................12
                  2.2      [Unused]..............................................................................13
                  2.3      Number of Shares and Purchase Price of Shares.........................................13
                  2.4      Method of Offering Shares.............................................................14
                  2.5      Limitations Upon Purchases............................................................19
                  2.6      Mailing of Offering Materials and Collation of Subscriptions..........................21
                  2.7      Method of Payment in the Community and Subscription Offerings.........................21
                  2.8      Undelivered, Defective or Late Order Forms: Insufficient Payment......................22
                  2.9      Members in Non-Qualified States or in Foreign Countries...............................22
                  2.10     Restrictions on and Other Characteristics of Stock Being Sold.........................23

ARTICLE III
         CONSUMMATION OF THE STOCK OFFERING......................................................................24
                  3.1      Consummation of the Stock Offering....................................................24
                  3.2      Effective Time of Stock Offering......................................................24




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
ARTICLE IV
         POST-STOCK OFFERING MATTERS.............................................................................24
                  4.1      Post-Stock-Offering Filings and Market Making.........................................24
                  4.2      Executive Compensation................................................................25

ARTICLE V
         MISCELLANEOUS...........................................................................................25
                  5.1      Expenses of the Stock Offering........................................................25
                  5.2      Employee Plan Matters.................................................................25
                  5.3      Documents Attached and Incorporated by Reference......................................27
                  5.4      Interpretation........................................................................27

ARTICLE VI
         AMENDMENT OR TERMINATION OF PLAN........................................................................27




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         THIS STOCK ISSUANCE PLAN is adopted by the Board of Directors of Mutual
Savings Bank on February 21, 2000, and amended and restated on May 15, 2000 and further amended and restated on July 31, 2000.

                                    RECITALS

         WHEREAS, the Board of Directors of Mutual Savings Bank has adopted a Plan of Restructuring, pursuant to which Mutual proposes to reorganize from a Wisconsin-chartered mutual savings bank into a federal mutual holding company under the laws of the United States of America and the State of Wisconsin and the regulations of the OTS.

         WHEREAS, pursuant to the Plan of Restructuring, Mutual Savings Bancorp, MHC (the "MHC") will be a organized as a federal mutual holding company, and all of the current ownership and voting rights of the Members of Mutual will become the rights of Members of the MHC. The Restructuring of Mutual into the Mutual holding company structure includes the conversion of Mutual to a federal stock savings bank ("Stock Bank") and the formation of a middle tier stock holding company ("SHC"). SHC will be a majority-owned subsidiary of the MHC, and Stock Bank will be a wholly-owned subsidiary of SHC.

         WHEREAS, subject to the consummation of the Restructuring, and other conditions set forth in the Plan of Restructuring and herein, the SHC proposes to offer and sell shares of its Common Stock to the public pursuant to this Stock Issuance Plan.

         WHEREAS, in adopting this Stock Issuance Plan and the Plan of Restructuring, the Board of Directors has determined that the Restructuring is advisable and in the best interests of Mutual.

         WHEREAS, subject to the approval of the OTS, the Board of Directors of the SHC, and the members of Mutual, the SHC will be authorized to issue Common Stock in one or more Minority Stock Offerings to persons other than the MHC in an aggregate amount equal to less than 50 percent of the total outstanding SHC Common Stock.

         WHEREAS, contemporaneously with or immediately following the Restructuring and subject to the approval of the OTS, the SHC intends to issue up to 49.9 percent of its Common Stock in a combination of the First Northern Merger and a Stock Offering pursuant to this Stock Issuance Plan.

         WHEREAS, any offer and sale of stock, regardless of when it occurs, will be conducted in accordance with the applicable rules and regulations of the OTS and the SEC.

         WHEREAS, the SHC will file an application with the OTS prior to any offer and sale of Common Stock, requesting approval to offer and sell Common Stock, and file the Registration Statement with the SEC.


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         WHEREAS, this Stock Issuance Plan has been approved by at least an 80%
majority vote of the Board of Directors of Mutual.

         NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:


                                    ARTICLE I
                                   DEFINITIONS

         In addition to terms defined elsewhere herein or in the Plan of Restructuring, for purposes of this Stock Issuance Plan, the following terms shall have the following meanings.

         1.1      Acting in Concert.  "Acting in Concert" shall mean:

                  (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether pursuant to an express agreement; or

                  (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

For purposes of this Stock Issuance Plan, a Person or company which acts in concert with another Person or company ("other party") also shall be considered to be acting in concert with any Person or company who is also acting in concert with that other party, provided that any Employee Plan shall not be considered to be acting in concert with its trustee or a Person who serves in a similar capacity solely to determine whether stock held by the trustee and stock held by such Employee Plan shall be aggregated. Persons who are Acting in Concert may be referred to in this Stock Issuance Plan as a "Group Acting in Concert."

         1.2 Actual Purchase Price. "Actual Purchase Price" shall mean the per share price at which the Common Stock is ultimately sold in accordance with the terms hereof.

         1.3 Associate. "Associate," when used to indicate a relationship with any Person, shall mean:

                  (a) any corporation or organization (other than Mutual or a direct or indirect Subsidiary of Mutual or the MHC) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; and

                  (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that the


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term "Associate" does not include any Employee Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

             (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of Mutual, any of its Subsidiaries or the MHC.

         1.4 Capital Stock. "Capital Stock" shall mean any and all authorized shares of common stock, par value $.01 per share, of the SHC.

         1.5 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.6 Common Stock. "Common Stock" shall mean all of the shares of Capital Stock offered and sold by the SHC in the Stock Offering, issued in the First Northern Merger or issued to the MHC contemporaneously with or immediately following the Restructuring pursuant to the First Northern Merger Agreement or the Stock Issuance Plan.

         1.7 Community Offering. "Community Offering" shall mean the offering for sale of shares of Common Stock to certain members of the general public with a preference to Preferred Other Purchasers, concurrently with or after completion of the Subscription Offering, to the extent shares of Common Stock remain available after satisfying all subscriptions received in the Subscription Offering, and after the shares set aside for issuance in the First Northern Merger.

         1.8 Deposit Account. "Deposit Account" shall mean withdrawable or repurchasable shares, demand deposits, certificates of deposit, or other deposits or savings accounts, including money market deposit accounts and negotiable order of withdrawal accounts, offered by Mutual and owned by a Member.

         1.9 Director. "Director" shall mean a member of the Board of Directors of Mutual, but does not include an advisory director, honorary director, director emeritus or person holding a similar position unless such person is otherwise performing functions similar to those of a member of the Board of Directors of Mutual.

         1.10 Effective Date of the Restructuring. "Effective Date of the Restructuring" shall mean the date and time established by the Board of Directors of Mutual, which shall be following the satisfaction of all conditions to the Restructuring are satisfied.

         1.11 Eligible Account Holder. "Eligible Account Holder" shall mean the holder of a Qualifying Deposit in Mutual on the Eligibility Record Date.

         1.12 Eligibility Record Date. "Eligibility Record Date" shall mean January 31, 1999.



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         1.13 Employee Plans. "Employee Plans" shall mean any employee stock benefit plans, MRPs and Stock Option Plans approved by the Board of Directors of Mutual or the SHC, including, without limitation, the Mutual Savings Bank Savings and Investment Plan.

         1.14 Employee Stock Benefit Plan. "Employee Stock Benefit Plan" shall mean any defined benefit plan or defined contribution plan of Mutual, the SHC or the MHC, other than an MRP, such as an employee stock ownership plan, employee stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code; provided, however, that such term shall not include the Mutual Savings Bank Savings and Investment Plan.

         1.15 Estimated Valuation Range. "Estimated Valuation Range" shall mean the aggregate estimated pro forma market value of the Common Stock, after reflecting the effects of the First Northern Merger, as estimated by an independent appraisal.

         1.16 First Northern. "First Northern" shall mean First Northern Capital Corp., a Wisconsin corporation.

         1.17 First Northern Merger. "First Northern Merger" shall mean the merger of First Northern into SHC pursuant to the First Northern Merger Agreement, in which, among other things, the SHC will issue Common Stock and pay cash to former First Northern shareholders, and through which First Northern Savings Bank will become a wholly-owned subsidiary of the SHC..

         1.18 First Northern Merger Agreement. "First Northern Merger Agreement" shall mean the Agreement and Plan of Merger among Mutual, First Northern and SHC dated February 21, 2000.

         1.19 Insider. "Insider" shall mean any Officer or Director or any officer or director of any affiliate of Mutual and any person Acting in Concert with such person.

         1.20 Market Maker. "Market Maker" shall mean a dealer (i.e., any person who engages either for all or part of his time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (a) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (b) furnishes bona fide competitive bid and offer quotations on request; and (c) is ready, willing and able to effect transactions in reasonable quantities at his or her quoted prices with other brokers or dealers.

         1.21 Maximum Purchase Price. "Maximum Purchase Price" shall mean the per share price at which Common Stock is offered for sale in the Offering. It is expected that the Actual Purchase Price and the Maximum Purchase Price will be the same.

         1.22 Members. "Members" shall mean all persons or entities who qualify as members of Mutual as of the close of business on the Voting Record Date pursuant to Mutual's articles of

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incorporation or bylaws as in effect prior to the Restructuring. When referring to Members of the MHC, the term "Members" means (i) members of Mutual who become members of the MHC as a result of the Restructuring and (ii) persons who become depositors of the Stock Bank after the Restructuring.

         1.23 MHC. "MHC" shall mean mutual holding company and, where the context suggests, the federally chartered mutual holding company resulting from the Restructuring, which shall be known as Mutual Savings Bancorp, MHC.

         1.24 Minority Stock Issuance Application. The term "Minority Stock Issuance Application" means the Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company to be submitted by Mutual to the OTS for approval.

         1.25 Minority Stock Offerings. "Minority Stock Offerings" shall mean one or more offerings of less than 50 percent in the aggregate of the outstanding Common Stock of the SHC to persons other than the MHC.

         1.26 MRPs. "MRPs" shall mean any management recognition plan(s) established by Mutual or the SHC providing for the grant of Common Stock certain directors, officers and employees of Mutual, the SHC, the MHC and their subsidiaries as an inducement to continue their service following the Restructuring through in accordance with the terms and conditions of the Stock Issuance Plan and the documents establishing the MRPs.

         1.27 Mutual. "Mutual" shall mean Mutual Savings Bank, a Wisconsin mutual savings bank, including, where appropriate, any successor federal stock savings bank resulting from a conversion to a federal savings bank charter and any successor of a conversion from a mutual savings bank to a stock savings bank.

         1.28 Net Proceeds. "Net Proceeds" shall mean the number of shares of Common Stock sold in the Stock Offering multiplied by the Actual Purchase Price, less the expenses incurred and payable by Mutual to complete the Restructuring and Stock Offering.

         1.29 Non-Tax-Qualified Plan. The term "Non-Tax-Qualified Plan" means any defined benefit plan or defined contribution plan that does not meet the requirements to be qualified under Section 401 of the Internal Revenue Code.

         1.30 Notice. "Notice" shall mean the Notice of Mutual Holding Company Reorganization to be submitted by Mutual to the OTS to notify the OTS of the Restructuring, which will include the Proxy Statement.

         1.31 Offering Range. "Offering Range" shall mean the range of the estimated pro forma market value of the Common Stock to be offered and sold to Persons other than the MHC. Such

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range is to be within the Estimated Valuation Range and may be modified. Shares sold, plus shares issued in the First Northern Merger, may not exceed 49.9% of the Common Stock to be outstanding.

         1.32 Officer. "Officer" shall mean an executive officer of Mutual, which includes the Chairman of the Board, President, Vice Presidents, Secretary, Treasurer or principal financial officer, Comptroller or principal accounting officer, and any other person performing similar functions.

         1.33 Order Forms. "Order Forms" shall mean forms to be used for the purchase of Common Stock sent to Eligible Account Holders and other parties eligible to purchase Common Stock in the Subscription Offering and Community Offering pursuant to the Stock Issuance Plan.

         1.34 OTS. "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

         1.35 OTS's Mutual Holding Company Regulations. "OTS's Mutual Holding Company Regulations" shall mean the regulations of the OTS governing mutual holding company formations, as set forth at 12 C.F.R. ss. 575 et seq.

         1.36 Other Members. "Other Members" shall mean Members of Mutual (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the close of business on the Voting Record Date.

         1.37 Person. "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

         1.38 Plan of Merger. "Plan of Merger" shall mean the Plan of Merger between Stock Bank and Mutual, which is attached as Appendix B to the Plan of Restructuring.

         1.39 Plan of Restructuring. "Plan of Restructuring" shall mean the Plan of Restructuring, as adopted by the Board of Directors of Mutual, and as may be subsequently amended from time to time, under the terms of which the Restructuring will occur.

         1.40 Preferred Other Purchasers. "Preferred Other Purchasers" shall mean persons who maintain their principal residence in the counties in which Mutual or First Northern Savings maintain any office.

         1.41 Prospectus. "Prospectus" shall mean the prospectus forming part of the Registration Statement.

         1.42 Proxy Statement. "Proxy Statement" shall mean the materials utilized to solicit proxies in connection with the vote by Members on the Plan of Restructuring at the Special Meeting.


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         1.43 Qualifying Deposit. "Qualifying Deposit" shall mean the total of the deposit balances of the Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder in Mutual as of the close of business on the Eligibility Record Date or, in the case of a Supplemental Eligible Account Holder, the Supplemental Eligibility Record Date, provided that Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

         1.44 Registration Statement. "Registration Statement" shall mean the Registration Statement of SHC filed with the SEC under the Securities Act of 1933 for purposes of registering the Common Stock of SHC to be issued pursuant to the Stock Issuance Plan.

         1.45 Restructuring. "Restructuring" shall mean the Restructuring of Mutual into the MHC form of ownership, which includes, among other things, the organization of the SHC as a subsidiary of the MHC, and Stock Bank as a subsidiary of SHC, pursuant to the Plan of Restructuring.

         1.46 SEC.  "SEC" shall mean the Securities and Exchange Commission.

         1.47 Special Meeting. "Special Meeting" shall mean the special meeting of Members called for the purpose of submitting the Plan of Restructuring for approval.

         1.48 Stock Bank. "Stock Bank" shall mean the federally chartered stock savings bank resulting from the Restructuring, which savings bank will be a wholly-owned subsidiary of the SHC following the Restructuring.

         1.49 SHC. "SHC" shall mean Bank Mutual Corporation, a federally chartered MHC subsidiary holding company, or any permitted assignee thereof or successor thereto, which will own 100% of the shares of the Stock Bank, and in turn be not less than 50.1% owned by MHC.

         1.50 Stock Issuance Plan. "Stock Issuance Plan" shall mean this Stock Issuance Plan.

         1.51 Stock Offering. "Stock Offering" shall mean the offering of the Common Stock to Persons other than the MHC, on a priority basis as set forth in
Section 2.4 of this Stock Issuance Plan subject to the other provisions of the Stock Issuance Plan, including without limitation the limitations on purchases of Common Stock set forth in Section 2.5 hereof, which offering is expected to occur concurrently with or as soon as possible following the Restructuring. Shares sold, plus shares issued in the First Northern Merger, may not exceed 49.9% of the Common Stock outstanding. The remaining outstanding shares must be held by the MHC.

         1.52 Stock Option Plan. "Stock Option Plan" shall mean any stock option plan adopted by Mutual or the SHC providing for grants of options to purchase Capital Stock to directors, officers and employees of Mutual, the SHC and the MHC and their subsidiaries in accordance with the terms and conditions of the Stock Issuance Plan and the documents establishing the Stock Option Plan.


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         1.53 Subscriber.  "Subscriber" shall mean any Person who subscribes for shares of Common Stock in the Offering.

         1.54 Subscription Offering. "Subscription Offering" shall mean the offering of shares of Common Stock to the Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members of Mutual, and Directors, Officers and employees of Mutual.

         1.55 Subscription Rights. "Subscription Rights" shall mean the nontransferable, non-negotiable, personal rights of the Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers and employees of Mutual to subscribe for shares of the Common Stock in the Subscription Offering in accordance with this Stock Issuance Plan.

         1.56 Subsidiary. "Subsidiary shall mean any corporation, financial institution, joint venture, partnership, limited liability company, trust or other business entity: (i) 25% or more of any outstanding class of whose voting interests is directly or indirectly owned by the relevant person, or is held by it with power to vote; (ii) the election of a majority of whose directors, trustees, general partners or comparable governing body is controlled in any manner by the relevant person; or (iii) with respect to the management or policies of which the relevant person has the power, directly or indirectly, to exercise a controlling influence. Subsidiary shall include an indirect Subsidiary of the relevant Person which is controlled in any manner specified above through one or more corporations or financial institutions which are themselves Subsidiaries.

         1.57 Supplemental Eligibility Record Date. "Supplemental Eligibility Record Date" shall mean the last day of the calendar quarter preceding the approval of the Stock Issuance Plan by the OTS.

         1.58 Supplemental Eligible Account Holder. "Supplemental Eligible Account Holder" shall mean the holder of a Qualifying Deposit in Mutual (other than an Officer or Director or their Associates) on the Supplemental Eligibility Record Date.

         1.59 Syndicated Community Offering. "Syndicated Community Offering" shall mean the best-efforts offering by broker-dealers who will offer shares of Common Stock to members of the general public to the extent shares of Common Stock remain available after satisfying all subscriptions received in the Subscription Offering, shares set aside for issuance in the First Northern Merger, and all orders received in the Community Offering and accepted by the SHC.


                                   ARTICLE II
                               THE STOCK OFFERING

         2.1  Prospectus Delivery.



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                  (a) Prior to commencement of the Subscription Offering and
Community Offering, Mutual shall file with the OTS the following applications in accordance with OTS regulations: (i) a Minority Stock Issuance Application; (ii) an application for the establishment of the SHC on OTS Form H-(e)(1); (iii) an application for the SHC to acquire, by merger, First Northern on OTS Form H-(e)(3); and (iv) any application necessary to convert Mutual from a state to federal charter. Mutual shall file the Registration Statement on behalf of SHC with the SEC. Mutual shall not distribute the final Prospectus until the Minority Stock Issuance Application has been approved by the OTS and the Registration Statement has been declared effective by the SEC, as required by applicable law. The Stock Offering shall be conducted in compliance with 12 C.F.R. part 563g and, to the extent applicable, 12 C.F.R. ss. 563b.102.

                  (b) Mutual may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with, during or after the proxy solicitation of Members. Mutual may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan of Restructuring by the Members at the Special Meeting.

                  (c) Mutual's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders and other Subscribers to return to Mutual by a reasonable date certain a postage prepaid card or other written communication requesting receipt of the Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials.

         2.2      [Unused]

         2.3      Number of Shares and Purchase Price of Shares.

                  (a) All shares of Common Stock sold in the Stock Offering, including shares sold in the Subscription Offering and Community Offering, shall be sold at a uniform price per share (determined in accordance with 12 C.F.R. ss. 575.7), referred to in this Stock Issuance Plan as the "Actual Purchase Price". The Actual Purchase Price and the total number of shares to be issued in the Stock Offering shall be determined by the Board of Directors of Mutual immediately prior to the simultaneous completion of all such sales contemplated by this Stock Issuance Plan on the basis of the Estimated Valuation Range and the Offering Range. The Estimated Valuation Range shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors as are not inconsistent with the OTS's Mutual Holding Company Regulations.

                  (b) Immediately prior to the Subscription Offering, an Offering Range shall be established within the Estimated Valuation Range. The Maximum Purchase Price shall then be determined by the Board of Directors of Mutual. The Offering Range and Estimated Valuation Range may be revised after the completion of the Subscription Offering with the approval of the OTS, without a resolicitation of proxies or Order Forms or both. If upon completion of the Stock


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Offering, the Actual Purchase Price is less than the Maximum Purchase Price, the difference in such prices multiplied by the number of shares sold to a Subscriber shall be refunded to such Subscriber unless the Subscriber affirmatively elects to have the difference applied to the purchase of additional shares of Common Stock.

                  (c) Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the independent appraiser confirms to Mutual, and to the OTS that, to the best knowledge of the independent appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the independent appraiser to conclude that the aggregate value of Common Stock at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of Mutual. If such confirmation is not received, Mutual may cancel the Subscription Offering and Community Offering, hold a new Subscription Offering and Community Offering or take such other action as the OTS may permit.

                  (d) The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable, unless subject to any limitations imposed by applicable state law.

         2.4      Method of Offering Shares.

         The Common Stock shall be offered and sold in the Subscription Offering, Community Offering and/or Syndicated Community Offering, or in such other manner as the OTS may approve, as hereinafter provided in this Section
2.4. The Stock Offering shall be coordinated with the issuance of shares of Common Stock in the First Northern Merger as provided below.

                  (a)      Subscription Offering

                  Subscription Rights shall be issued at no cost to Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers, and employees of Mutual pursuant to priorities established by this Stock Issuance Plan and the OTS's Mutual Holding Company Regulations. Such rights are subject in all cases to the purchase limitations set forth in Section 2.5 of this Stock Issuance Plan. The priorities established for the purchase of shares are as follows.

                           (1)      Category 1: Eligible Account Holders

                                    (A)     Each Eligible Account Holder shall
receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Common Stock in the Stock Offering that is equal to the greater of $800,000, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued and sold in the Stock Offering by a fraction of which the numerator is the amount of the Qualifying Deposit of the

Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders.

                                    (B)     Subscription Rights received by
Officers and Directors of Mutual and their Associates, as Eligible Account Holders, based on their increased deposits in Mutual in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category 1.

                                    (C)     In the event of an oversubscription
for shares of Common Stock by Eligible Account Holders, shares of Common Stock shall be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to 100 shares or the total amount of his or her subscription, whichever is less. Thereafter, any shares remaining shall be allocated among Eligible Account Holders in the proportion that the amount of the Qualifying Deposits of each such Eligible Account Holder bears to the total amount of the Qualifying Deposits of all such Eligible Account Holders. If the amount of shares so allocated to one or more Eligible Account Holders exceeds the amount subscribed for by such Eligible Account Holder(s), the excess shall be reallocated (one or more times, as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

                           (2)      Category 2:  Employee Stock Benefit Plans

                  Each Employee Stock Benefit Plan shall receive, without payment, Subscription Rights to purchase the number of shares of Common Stock requested by such Employee Stock Benefit Plan, subject to the availability of sufficient shares of Common Stock after filling in full all subscription orders of Eligible Account Holders. The Employee Stock Benefit Plans shall not be deemed to be Associates of any Director, Officer or employee of Mutual. In the event that, after completion of the Subscription Offering, the number of shares of Common Stock to be issued is increased to an amount greater than the number of shares representing the maximum of the Offering Range, the Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the maximum shares up to the purchase limitations set forth in Section 2.5 of this Stock Issuance Plan. The Employee Stock Benefit Plans may choose to buy in the Offering none, some or all of the amount for which rights have been granted, and may purchase shares in the open market after closing.

                           (3)      Category 3: Supplemental Eligible Account
Holders

                                    (A)     Each Supplemental Eligible Account
Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Common Stock to be issued and sold by the SHC in the Stock Offering that is equal to the greater of the maximum purchase limitation established for the Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued and sold by the SHC in the Stock Offering by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders. Such rights shall be subject to the availability of sufficient shares of Common Stock after filling in full all subscription orders of Eligible Account Holders and Employee Stock Benefit Plans.

                                    (B)     In the event of an oversubscription
for shares of Common Stock by Supplemental Eligible Account Holders, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to 100 shares or the total amount of his or her subscription, whichever is less. Thereafter, any shares remaining shall be allocated among Supplemental Eligible Account Holders in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all such Supplemental Eligible Account Holders. If the amount of shares so allocated to one or more Supplemental Eligible Account Holders exceeds the amount subscribed for by such Supplemental Eligible Account Holder(s), the excess shall be reallocated (one or more times, as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

                           (4)      Category 4: Other Members

                  Other Members shall receive, without payment, Subscription Rights to purchase shares of Common Stock, after satisfying the subscriptions of Eligible Account Holders, Employee Stock Benefit Plans, and Supplemental Eligible Account Holders, subject to the following conditions:

                                    (A)     Each such Other Member shall be
entitled to subscribe for the greater of the maximum purchase limitation established for the Community Offering, or one-tenth of one percent of the total offering.

                                    (B)     In the event of an oversubscription
for shares of Common Stock by Other Members, the available shares of Common Stock shall be allocated among the subscribing Other Members pro rata (to the extent of their orders) in the same proportion as the amount of Common Stock subscribed for by each Other Member bears to the amount of Common Stock subscribed for by all Other Members.

                           (5)      Category 5:  Directors, Officers and
Employees of Mutual

         Each Director, Officer and employee (full or part-time) of Mutual who does not qualify in a preceding category will, as of the date of the commencement of the Subscription Offering, receive, without payment, Subscription Rights to purchase shares of Common Stock, after satisfying the subscriptions of Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members, subject to the following conditions:

                                    (A)     The total number of shares that may
be purchased under this Category may not exceed 15% of the total number of shares sold by the SHC in the Stock Offering.

                                    (B)     The maximum amount of shares which
may be purchased under this Category by any Director, Officer or employee of Mutual is $800,000 of SHC Common Stock.

                                    (C)     In the event of an oversubscription
for shares of Common Stock by Directors, Officers and employees of Mutual pursuant to this Category, available shares shall be allocated among individual subscribing Directors, Officers and employees of Mutual on a point system basis, whereby a point will be assigned for each full year of employment and for each salary increment of $5,000 per annum and five points for each office held in Mutual, all as of the commencement of the Subscription Offering. If any such Director, Officer or employee of Mutual does not subscribe for his or her full allocation of shares under this Category, any shares not subscribed for may be purchased by the other Directors, Officers or employees of Mutual in proportion to their respective subscriptions under this Category, provided that no fractional shares shall be issued.

                  (b)      Community Offering

                           (1)      Any shares of Common Stock not subscribed
for by Eligible Account Holders, the Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers and employees of Mutual, or set aside for issuance in the First Northern Merger, may be offered in a Community Offering to whomever a Prospectus is delivered, giving first preference to Preferred Other Purchasers, or under such other terms and conditions as may be established by the Board of Directors of Mutual and approved by the OTS. The Community Offering may commence concurrently with, during or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS. The shares of Common Stock may be made available in the Community Offering through a direct community marketing program that may provide for utilization of a broker, dealer, consultant, or investment banking firm, experienced and expert in the sale of financial institution securities. Such entities may be compensated on a fixed fee basis, on a commission basis, or a combination thereof.

                           (2)      The right to subscribe for shares of Common
Stock under this Category is subject to the right of Mutual to accept or reject such subscriptions in whole or in part.

                           (3)      If orders are received in the Community
Offering for shares in excess of the available Common Stock, accepted subscriptions from Preferred Other Purchasers shall first be filled (subject to the maximum purchase limitation set forth in Section 2.5(b) of this Stock Issuance Plan and the minimum purchase limitation set forth in Section 2.5(k) of this Stock Issuance Plan), before any subscriptions in the Community Offering are filled from Subscribers who are not Preferred Other Purchasers. If Preferred Other Purchasers order more shares of Common Stock than are available for purchase in the Community Offering, available shares of Common Stock shall be allocated first to Preferred Other Purchasers pro rata (to the extent of their orders) in the same proportion as the amount of the Common Stock ordered by each bears to the total amount of the Common Stock ordered by all Preferred Other Purchasers. Mutual may require a Person to provide evidence, satisfactory to Mutual, that such Person qualifies as a Preferred Other Purchaser. Determinations as to whether a Person qualifies as a Preferred Other Purchaser shall be made by Mutual in its sole discretion and shall be final and conclusive.

                           (4)      To the extent that there are shares of
Common Stock available after satisfaction of the subscriptions of Preferred Other Purchasers, accepted subscriptions from Subscribers in the Community Offering who are not Preferred Other Purchasers shall be filled (subject to the maximum purchase limitation set forth in Section 2.5(b) of this Stock Issuance Plan and the minimum purchase limitation set forth in Section 2.5(k) of this Stock Issuance Plan). If these Subscribers order more shares of Common Stock than are available for purchase in the Community Offering, available shares of Common Stock shall be allocated to such Subscribers on an equitable basis.

                           (5)      The Community Offering may be terminated at
any time, at Mutual's discretion. In the event a Community Offering does not appear feasible, Mutual will immediately consult the OTS to determine the most viable alternative available to effect the completion of the Stock Offering. Should no viable alternative exist, Mutual may terminate the Stock Offering with the concurrence of the OTS.

                  (c)      Syndicated Community Offering.

         Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may then be sold through broker-dealers to the general public in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by Mutual's Board of Directors, in a manner that will achieve a wide distribution of the Common Stock and subject to the right of Mutual and the SHC, in their absolute discretion, to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, if any, any person may purchase up to the maximum purchase limitation established for the Community Offering, subject to the maximum and minimum purchase limitations specified in
Section 2.5. Mutual may commence the Syndicated Community Offering at any time after the mailing to the Members of the proxy statement to be used in connection with the special meeting of Members. The Syndicated Community Offering may be terminated at any time at Mutual's discretion, and shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided above.

                  (d)      First Northern Merger.

          Notwithstanding any of the foregoing provisions, in recognition of the additional value to the MHC and its Members resulting from the First Northern Merger, shares of Common Stock also shall be issued to First Northern shareholders as part of the consideration in the First Northern Merger, pursuant to the First Northern Merger Agreement and the following provisions.

                           (1)      Shares of Common Stock shall be issued to
First Northern shareholders to the extent of the minimum number of shares of Common Stock required by the First Northern Merger Agreement, and those shares will not be part of the Stock Offering. Under the First Northern Merger Agreement, the minimum number of shares to be issued in the First Northern Merger will represent 40% of the consideration due First Northern shareholders.

                           (2)      To the extent that shares of Common Stock
remain available after satisfaction of all subscriptions in the Subscription Offering, the SHC may issue some or all of those shares as consideration in the First Northern Merger under the First Northern Merger Agreement. The decision as to whether to utilize shares of Common Stock in such a fashion, and the amount of shares to be set aside for such purpose, shall be at the sole discretion of the Board of Directors of Mutual, as provided in the First Northern Merger Agreement. The use of such shares is limited by the First Northern Merger Agreement which provides that no more than 70% of the consideration due to First Northern shareholders may consist of stock.

         2.5      Limitations Upon Purchases.

         The following additional limitations shall be imposed upon purchases of shares of Common Stock in the Stock Offering.

                  (a) The aggregate amount of Common Stock owned or controlled by persons other than the MHC at the close of the Restructuring shall be less than 50 percent of the amount of SHC's outstanding Common Stock.

                  (b) Purchases of Common Stock in all categories of the Stock Offering combined by any Person, and Associates thereof, or a group of Persons Acting in Concert, shall be limited to an aggregate purchase price of $1.0 million, except that the Employee Stock Benefit Plans may purchase up to 8 percent of the total Common Stock sold in the Stock Offering and issued in the First Northern Merger in the aggregate (but in no event shall Common Stock acquired by the Employee Stock Benefit Plans exceed 10 percent of the stockholders' equity of the SHC at the completion of the Stock Offering held by persons other than the MHC); shares to be held by the Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

                  (c) Purchases of Common Stock in the Community Offering and Syndicated Community Offering by any Person, shall be limited to an aggregate purchase price of $800,000.

                  (d) Officers, Directors and their Associates at the time of the Stock Offering and Non-Tax-Qualified Plans may not purchase in the Stock Offering in the aggregate more than 25 percent of the Common Stock issued in the Stock Offering and the First Northern Merger or an amount of Common Stock that exceeds 25 percent of the stockholders' equity of the SHC at the completion of the Stock Offering held by persons other than the MHC.

                  (e) Mutual's and First Northern's Boards of Directors will not be deemed to be Associates or a Group Acting in Concert with other directors or trustees solely as a result of membership on such Boards of Directors.

                  (f) [unused]

                  (g) Mutual's Board of Directors, with the approval of the OTS and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease one or both of the purchase limitations in paragraphs (b) and (c) above. Such purchase limitations may be decreased to no less than 1 percent and may be increased to 5 percent of the total number of shares of Common Stock offered in the Stock Offering and issued in the First Northern Merger. If Mutual increases the maximum purchase limitations, Mutual is only required to resolicit persons who subscribed in the Subscription Offering for the maximum purchase amount and may, in the sole discretion of Mutual, resolicit certain other large subscribers. If Mutual decreases the maximum purchase limitations, the orders of any person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

                  (h) The purchase limitation in paragraphs 2.5(b) and (c) above may be increased to exceed 5 percent of the shares of Common Stock, provided that orders for Common Stock exceeding 5 percent shall not exceed in the aggregate 10 percent of the shares of Common Stock offered in the Stock Offering and issued in the First Northern Merger, except that Employee Stock Benefit Plans may purchase in the aggregate an amount of Common Stock that aggregates 10 percent of such shares of Common Stock.

                  (i) Each Person purchasing Common Stock in the Stock Offering shall be deemed to confirm that such purchase does not conflict with the purchase limitations under this Stock Issuance Plan or otherwise imposed by law, rule or regulation.

                  (j) Neither a Non-Tax-Qualified Plan nor any Associate shall purchase 10 percent of the Common Stock issued in the Stock Offering and in the First Northern Merger or shall purchase Common Stock in the Stock Offering in an amount that exceeds 10 percent of the stockholders' equity of the SHC at the completion of the Stock Offering held by persons other than the MHC; shares held or to be held by any Non-Tax-Qualified Plan or Employee Benefit Plans and attributable to a person shall not be counted for purposes of the limitation in this paragraph (j).

                  (k) To the extent that shares of Common Stock are available, no Subscriber will be allowed to purchase less than 25 shares of Common Stock.

         2.6      Mailing of Offering Materials and Collation of Subscriptions.

         The sale of all shares of Common Stock offered pursuant to the Stock Issuance Plan must be completed within 24 months after approval of the Stock Issuance Plan at the Special Meeting. After approval of the Stock Issuance Plan by the OTS and the declaration of the effectiveness of the Registration Statement, Mutual shall distribute the final Prospectus and Order Forms for the purchase of shares of Common Stock in accordance with the terms of this Stock Issuance Plan.

         Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Common Stock under the Stock Issuance Plan.

         The sale of all shares of Common Stock proposed to be issued in connection with the Stock Offering must be completed within 45 days after the last day of the Subscription Offering, unless extended by Mutual with the approval of the OTS. In the event the Subscription Offering and Community Offering are commenced prior to the date of the Special Meeting, the offer and sale of Common Stock pursuant thereto shall be conditioned upon approval of the Plan of Restructuring by the Members.

         2.7      Method of Payment in the Community and Subscription Offerings.

         Payment for all shares of Common Stock in the Subscription Offering or the Community Offering may be made by check or by money order, or if a Subscriber has a Deposit Account in Mutual such Subscriber may authorize Mutual to charge certain types of Deposit Accounts designated by Mutual. Mutual shall pay interest at not less than the passbook rate on all amounts paid by check or money order to purchase shares of Common Stock from the date payment is received until the Stock Offering is completed or terminated. Mutual will not knowingly offer or sell Common Stock to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by Mutual.

         If a Subscriber authorizes Mutual to charge his Deposit Account, the funds shall continue to earn interest, but may not be otherwise used by such Subscriber unless the Stock Offering is terminated. The withdrawal shall be given effect only concurrently with the sale of all shares of Common Stock in the Stock Offering and only to the extent necessary to satisfy the subscription at a price equal to the Actual Purchase Price. Mutual shall allow Subscribers to purchase shares of Common Stock by withdrawing funds from certificate accounts held with Mutual without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, if the remaining balance of the account is less than the applicable minimum balance requirement, then the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Common Stock under the Stock Issuance Plan.

         Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution, the SHC or the MHC for the purchase of shares, during the Subscription Offering and by making payment for the shares on the date of the closing of the Stock Offering.

         2.8      Undelivered, Defective or Late Order Forms: Insufficient
Payment.


         If an Order Form (a) is not delivered and is returned to Mutual by the United States Postal Service (or Mutual is unable to locate the addressee); (b) is not received back by Mutual, or is received by Mutual after expiration of the date specified thereon; (c) is defectively completed or executed; (d) is not accompanied by the total required payment for the shares of Common Stock subscribed for (including cases in which the Subscribers' Deposit Accounts are insufficient to cover the authorized withdrawal for the required payment), or
(e) is submitted by or on behalf of a Person whose representations the Board of Directors of Mutual believe to be false or they otherwise believe, either alone or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Stock Issuance Plan, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the period specified therein. Alternatively, Mutual may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Common Stock subscribed for by such date as Mutual may specify. Subscription orders, once tendered, shall not be revocable. Mutual's interpretation of the terms and conditions of the Stock Issuance Plan and of the Order Forms shall be final.

         2.9      Members in Non-Qualified States or in Foreign Countries.

         Mutual shall make reasonable efforts to comply with the securities laws of all states of the United States in which persons entitled to subscribe for shares of Common Stock pursuant to the Stock Issuance Plan reside. No such person, however, shall be offered or receive any such shares under the Stock Issuance Plan who resides in a foreign country or who resides in a state of the United States with respect to which all of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Common Stock to such persons would require Mutual or its Directors and Officers, under the securities laws of such state, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such state, or Mutual would be required to qualify as a foreign corporation or file a consent to service of process in such state; and
(c) such registration or qualification would be impractical or unduly burdensome for reasons of cost or otherwise.

         2.10     Restrictions on and Other Characteristics of Stock Being Sold.

                  (a) Transferability. Common Stock purchased by persons other than Officers and Directors shall be transferable without restriction. Common Stock purchased by Officers and Directors shall not be sold or otherwise disposed of for value for a period of one year from the date of completion of the Stock Offering, except for any disposition following the death of such person.

         The Common Stock issued by Mutual to Officers and Directors shall bear a legend giving appropriate notice of the one year holding period restriction. Said legend shall state substantially as follows:

                  "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Regulations of the OTS. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

         In addition, Mutual shall give appropriate instructions to the transfer agent of the SHC's stock with respect to the foregoing restrictions. Any shares of Capital Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such persons as may then be applicable to such restricted stock.

         Without prior approval of the OTS, Directors, Officers and their Associates shall be prohibited for a period of three years following completion of the Stock Offering from purchasing outstanding shares of Capital Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than one percent of the total outstanding shares of Common Stock and purchases made and shares held by Employee Benefit Plans or a Non- Tax-Qualified Plan that may be attributable to such persons may be made in negotiated transactions without the OTS's permission or the use of a broker or dealer.

                  (b) Stock Repurchases and Dividend Rights. Pursuant to the OTS's Mutual Holding Company Regulations and the Interim Rules promulgated by the OTS on July 12, 2000, the SHC may not, for a period of one year after the Stock Offering, repurchase its stock from any person; provided, however, that during such one-year period the SHC may make open market repurchases of up to five percent of its outstanding capital stock held by persons other than the MHC if such repurchases comply in full with OTS regulations.

                  Any dividend declared or paid on, or repurchase of, the Capital Stock must be in compliance with the OTS's regulation governing capital distributions (12 C.F.R. ss. 563.134).

                  The above limitations shall not preclude payments of dividends or repurchases of Common Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Stock Offering.

                  (c) Voting Rights. After the Restructuring, Members shall not have voting rights in Mutual or Stock Bank. Exclusive voting rights with respect to Mutual and Stock Bank shall be vested in its shareholders, and the sole shareholder of the Stock Bank shall be the SHC. Each stockholder of the SHC shall be entitled to vote on any matters coming before the stockholders of the SHC for consideration, and holders of Capital Stock shall be entitled to one vote for each share of stock owned by such stockholders. After the Restructuring, Members shall have voting rights in the MHC.


                                   ARTICLE III
                       CONSUMMATION OF THE STOCK OFFERING

         3.1 Consummation of the Stock Offering. Subject to satisfaction of the terms and conditions of this Stock Issuance Plan, the Stock Offering shall be consummated as promptly as practicable following the completion of the offering of Common Stock contemplated by Article III of this Stock Issuance Plan, as follows:

                  (a) Mutual shall take such actions as may be necessary or appropriate under applicable law and regulations to complete the Restructuring pursuant to the Plan of Restructuring; and

                  (b) the SHC shall issue and sell the Common Stock to Subscribers, and SHC shall issue shares of Common Stock in the First Northern Merger or as otherwise contemplated hereby; provided that the shares issued by the SHC to the MHC shall represent at least a majority of the shares of Common Stock outstanding.

         3.2 Effective Time of Stock Offering. The Stock Offering shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal and state statutes and regulations and the policies of the OTS for the adoption by the Stock Bank of stock bank articles of incorporation and the issuance and sale by the SHC of all shares of the Common Stock sold in the Stock Offering.


                                   ARTICLE IV
                           POST-STOCK OFFERING MATTERS

         4.1 Post-Stock-Offering Filings and Market Making.

                  (a) If the SHC has more than 35 stockholders upon completion of the Stock Offering, the SHC shall register its Common Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

                  (b) If the SHC has more than 100 stockholders upon completion of the Stock Offering, the SHC shall use its best efforts to (1) encourage and assist various Market Makers to establish and maintain a market for the shares of its stock, and (ii) list its stock on a national or regional securities exchange or on the National Association of Securities Dealers Automated Quotation System.

         4.2      Executive Compensation.

         Mutual, MHC and SHC may adopt, subject to any required approvals, executive compensation or other benefit programs including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.1      Expenses of the Stock Offering.

         Mutual shall use its best efforts to ensure that expenses incurred in connection with the Stock Offering are reasonable.

         5.2      Employee Plan Matters.

                  (a) Subject to any required approval by the OTS, Mutual and the SHC may establish one or more MRPs or Stock Option Plans following consummation of the Stock Offering in accordance with the following requirements:

                           (1)      the material terms and provisions of each
such MRP and Stock Option Plan to be established prior to the first anniversary of the completion of the Stock Offering shall be fully disclosed in the proxy solicitation materials distributed to the Members in connection with the Restructuring and Stock Offering and in the Prospectus;

                           (2)      the total number of shares of Capital Stock
for which options may be granted under all Stock Option Plans established prior to the first anniversary of the completion of the Stock Offering may not exceed 10 percent of the total number of shares of Common Stock sold in the Stock Offering and issued in the First Northern Merger, in the aggregate;

                           (3)      except as the OTS otherwise permits or
requires, the total number of shares of Capital Stock held by all MRPs established by Mutual or the SHC prior to the first anniversary of the completion of the Stock Offering may not exceed 4 percent of the total number of shares of Common Stock sold in the Stock Offering and issued in the First Northern Merger, in the aggregate;

                           (4)      except as the OTS otherwise permits or
requires, the total number of shares of Capital Stock acquired by the Employee Stock Benefit Plans and MRPs in the Stock Offering or otherwise prior to the first anniversary of the completion of the Stock Offering may not exceed 12 percent of the total number of shares of Common Stock sold in the Stock Offering and issued in the First Northern Merger, in the aggregate;

                           (5)      except as the OTS otherwise allows or for
plans adopted more than one year after the Stock Offering, no individual shall receive more than 25 percent of the shares held by any MRP or Stock Option Plan and Directors of the MHC or the SHC who are not employees of Mutual or First Northern shall not receive more than 5 percent individually, or more than 30 percent in the aggregate, of the shares of Capital Stock held by any MRP or Stock Option Plan;

                           (6)      all such MRPs and Stock Option Plans shall
be approved by the stockholders of the SHC prior to implementation and no earlier than six months after the completion of the Stock Offering;

                           (7)      all options granted under any Stock Option
Plan shall be granted at the market price at which the Common Stock is trading at the time of the grant;

                           (8)      except as permitted by law, regulation or
OTS order, no shares of Common Stock sold in the Stock Offering shall be used to fund any MRP; and

                           (9)      to the extent required by the regulations
and policies of the OTS, all such MRPs and Stock Option Plans shall be submitted to the OTS for approval prior to implementation.

                  (b) Mutual may make scheduled discretionary contributions to any Employee Plan to the extent such contributions do not cause Mutual to fail to meet its regulatory capital requirements.

                  (c) The Mutual Savings Bank Savings and Investment Plan, a 401(k) plan, is considered an Eligible Account Holder on account, and to the extent, of its holding of Mutual CD accounts at January 31, 1999. The Mutual Savings Bank Savings and Investment Plan shall allow individuals who (i) were participants at January 31, 1999, June 30, 2000 or the voting record date in the Mutual CD fund of the 401(k) plan or (ii) otherwise qualify outside of the 401(k) plan for Subscription Rights, to purchase and hold Common Stock in such individuals' 401(k) Bank Mutual stock fund. Purchases of common stock made by the persons identified in (i) above through the


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


stock fund shall not be counted toward the limitations on Employee Stock Benefit Plan purchases or the limitations otherwise applicable to any individual purchasing through such stock fund.

         5.3      Documents Attached and Incorporated by Reference.

         Attached to this Stock Issuance Plan as Appendix A-1 and A-2 and incorporated herein by reference pursuant to 12 C.F.R. ss. 575.8(a) are the form of stock certificate for the Common Stock and the proposed stock order form, respectively. Also incorporated by reference herein, and attached to the Plan of Restructuring as Appendix G and H are the proposed stock charter and bylaws for the SHC. The SHC's charter will authorize the issuance of the Common Stock.

         5.4      Interpretation.

         All interpretations of this Stock Issuance Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of Mutual shall be final, subject to the authority of the OTS.


                                   ARTICLE VI
                        AMENDMENT OR TERMINATION OF PLAN

         This Stock Issuance Plan may be amended or terminated in the same manner as the Plan of Restructuring. Unless an extension is granted by the OTS, the Stock Issuance Plan shall be terminated if not completed within 90 days of the date of its approval by the OTS.



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